                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

              Current Report Pursuant to Section 13 or 15(d) of the
                             Securities Act of 1934

                Date of Report (Date of Earliest Event Reported)
                               September 18, 1998

                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)

      Delaware                   1-11656                      42-1283895
   (State or other           (Commission File              (I.R.S. Employer
   jurisdiction of               Number)                Identification Number)
   incorporation)

                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)

                                 (312) 960-5000
              [Registrant's telephone number, including area code)

                                       N/A
         [Former name or former address, if changed since last report.)

ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN.

The registrant hereby amends its Current Report on Form 8-K dated October 5, 1998 as follows:

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

Listed below are the financial statements, proforma financial information and exhibits filed as a part of this report:

  (a) Financial Statements of Businesses acquired.

The financial statements of Coastland Center as listed in the accompanying Index to Financial Statements and Proforma Financial Information are filed as part of this Current Report on Form 8-K/A.

  (b) Proforma Financial Information.

The proforma financial information of General Growth Properties, Inc. (the "Company") listed in the accompanying Index to Financial Statements and Proforma Financial Information is filed as part of this Current Report on Form 8-K/A.

  (c) Exhibits.

See Exhibit Index attached hereto and incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         GENERAL GROWTH PROPERTIES, INC.



                                        By: /s/ Bernard Freibaum
                                           -----------------------------
                                           Bernard Freibaum
                                           Executive Vice President and
                                           Chief Financial Officer
                                           Date: November 9, 1998

                                 EXHIBIT INDEX

 Exhibit                                                                  Page
  Number             Name                                                Number

  2. Purchase and Sale Agreement dated as of the 18th day of September, 1998 by and between Coastland Center Joint Venture (seller) and Coastland Center, L.P. (purchaser)*.

  23.    Consent of Independent Auditors.

 * Previously filed by the Company in its Current Report on Form 8-K dated October 5, 1998

                        INDEX TO FINANCIAL STATEMENTS AND
                         PROFORMA FINANCIAL INFORMATION

The following financial information is presented in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, such historical information has been audited only for the property's most recent fiscal year as the transactions relating to the acquisition of the property (as described in the registrant's Current Report on Form 8-K dated October 5, 1998) are not with related parties and the registrant, after reasonable inquiry, is not aware of any material factors related to the property not otherwise disclosed that would cause the reported financial information to not be necessarily indicative of future operating results. In addition, as the property will be directly or indirectly owned by entities that elect or have elected to be treated as REITs for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

  COASTLAND CENTER

  Report of Independent Auditors........................................F-2

  Statements of Revenue and Certain
  Expenses for the Year Ended December 31, 1997 and for the
  Six Months Ended June 30,1998 (Unaudited)............................  F-3

  Notes to Statements of Revenue and Certain
  Expenses.............................................................  F-4

  GENERAL GROWTH PROPERTIES, INC.

  Proforma Condensed Consolidated Statement of Operations
  for the Year Ended December 31,1997 (Unaudited)......................  F-6

  Notes to Proforma Condensed Consolidated Statement of
  Operations for the Year Ended December 31, 1997 (Unaudited) .........  F-7

  Proforma Condensed Consolidated Statement of Operations for
  the Six Months Ended June 30, 1998 (Unaudited).......................  F-11

  Notes to Proforma Condensed Consolidated Statement of
  Operations for the Six Months Ended June 30, 1998 (Unaudited)........  F-12

  Proforma Condensed Consolidated Balance Sheet as of
  June 30, 1998 (Unaudited)............................................  F-15

  Notes to Proforma Condensed Consolidated Balance Sheet as of
  June 30, 1998 (Unaudited)............................................  F-16

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors of General Growth Properties, Inc.

We have audited the accompanying statement of revenue and certain expenses of Coastland Center (the "Property") for the year ended December 31, 1997. The statement of revenue and certain expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the statement of revenue and certain expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenue and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses. we believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of General Growth Properties, Inc. as described in Note 2 and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the statement of revenue and certain expenses referred to above presents fairly, in all material respects, the revenue and certain expenses, as described in Note 2, of the Property for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Ernst and Young LLP

Chicago, Illinois
October 22, 1998

                                COASTLAND CENTER
                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                                              Six months
                                                                 ended
                                                             June 30, 1998                 Year Ended
                                                              (Unaudited)               December 31, 1997
  Revenue:
    Rental                                                   $ 4,535,605                    $ 8,308,985
    Tenant reimbursement and other                             1,506,974                      2,768,269
                                                             -----------                    -----------
  Total revenue                                                6,042,579                     11,077,254
                                                             -----------                    -----------
  Expenses:
    Utilities                                                    110,474                        324,853
    Repairs and Maintenance                                      348,710                        650,414
    Real estate taxes                                            322,584                        573,822
    Other property operating                                     730,046                      1,643,677
                                                             -----------                    -----------
  Total expenses                                               1,511,814                      3,192,766
                                                             -----------                    -----------
  Revenue in excess of Certain Expenses                      $ 4,530,765                    $ 7,884,488
                                                             ===========                    ===========


  See accompanying notes.

                                COASTLAND CENTER
               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

The accompanying statements of revenue and certain expenses relate to the operations of Coastland Center (the "Property"), a regional shopping mall located in Naples, Florida.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

The accompanying statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K/A of General Growth Properties, Inc. The statements are not representative of the actual operations of the Property for the periods presented nor indicative of future operations, as certain expenses, primarily depreciation, amortization, property management fees and interest, have been excluded.

 Revenue Recognition

Rental income is recognized as income in the period earned. Certain leases of the Property provide for tenant occupancy during periods for which no rent is due or where minimum rent payments increase during the term of the lease. The Property records rental income for the full term of each lease on a straight-line basis.

 Use of Estimates

The preparation of the statements of revenue and certain expenses requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 3. INTERIM PERIOD (Unaudited)

The unaudited statement of revenue and certain expenses for the six months ended June 30, 1998, has been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the period from January 1, 1998, to June 30, 1998, are not necessarily indicative of future operating results.

 4. RENTALS

The Property is subject to leases expiring at various dates over the next twelve years. Minimum future rentals (excluding escalation rentals) to be received under non-cancelable leases executed as of December 31, 1997, are as follows:

 Year Ending
December 31:

       1998                     $ 8,481,973
       1999                       8,343,175
       2000                       8,120,495
       2001                       7,669,280
       2002                       7,314,653
       Thereafter                22,756,787
                                 ----------
                               $ 62,686,363
                               ============

 The leases generally provide for tenants to share in increases in operating expenses and real estate taxes in excess of specified base amounts.

                         GENERAL GROWTH PROPERTIES, INC.
             PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
       (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA--UNAUDITED)

                                               Historical
                                                General                                                           1998
                                                Growth          Fiscal                        Proforma       Acquisitions
                                               Properties,      1997           Proforma        Fiscal          Previously
                                                 Inc.(1)     Acquisitions     Adjustments      1997(1)          Reported(2)
                                              ------------   ------------     -----------     ---------       -----------
Total revenues                                  $ 291,147    $  14,427        $    --          $ 305,574        $ 163,516
Expenses:
  Property operating                              106,369        5,818             --            112,187           61,955
  Management fees                                   3,308          252              (46)           3,514            1,001
  Depreciation & amortization                      48,509         --              2,077           50,586             --
                                                ---------    ---------        ---------        ---------        ---------
Total Expenses                                    158,186        6,070            2,031          166,287           62,956
                                                ---------    ---------        ---------        ---------        ---------
Operating Income                                  132,961        8,357           (2,031)         139,287          100,560
   Interest expense, net                          (70,252)        --             (8,459)         (78,711)            --
Equity in net income/(loss)
  unconsolidated affiliates:
   GGP/Homart, Inc.                                16,506         --               --             16,506             --
   Property Joint Ventures                          3,032          391             --              3,423              927
   General Growth Management, Inc.                   (194)        --               --               (194)           3,405
                                                ---------    ---------        ---------        ---------        ---------
Income before minority interest                    82,053        8,748          (10,490)          80,311          104,892
   Minority interest in Operating Partnership     (29,398)        --                 37          (29,361)            --
                                                ---------    ---------        ---------        ---------        ---------
Net Income                                         52,655        8,748          (10,453)          50,950          104,892
Convertible preferred stock dividends(3)             --           --               --               --               --
                                                ---------    ---------        ---------        ---------        ---------
Net income available to common stockholders     $  52,655    $   8,748        $ (10,453)       $  50,950        $ 104,892
                                                =========    =========        =========        =========        =========

Weighted average shares
   outstanding - basic

Weighted average shares
   outstanding - diluted

Preferred Stock Dividends
Dilutive Common Shares W/A

Earnings per share-basic
Earnings per share-diluted


                                                                  Fiscal                                          Proforma
                                                                   1997         Coastland                       Fiscal 1997
                                                  Proforma       Proforma         Center          Proforma       for Current
                                                Adjustments(2)  As Reported(2)  Acquisition     Adjustments        8-K/A
                                                -------------   -------------   -----------     ------------    ------------
Total revenues                                  $    --         $ 469,090       $  11,077        $    --          $ 480,167
Expenses:
  Property operating                                 --           174,142           3,193             --            177,335
  Management fees                                     299           4,814            --                100 (a)        4,914
  Depreciation & amortization                      33,310          83,896            --              2,576 (b)       86,472
                                                ---------       ---------        ---------        ---------        ---------
Total Expenses                                     33,609         262,852           3,193            2,676          268,721
                                                ---------       ---------        ---------        ---------        ---------
Operating Income                                  (33,609)        206,238           7,884           (2,676)         211,446
   Interest expense, net                          (71,812)       (150,523)           --             (7,568)(c)     (158,091)
Equity in net income/(loss)
  unconsolidated affiliates:
   GGP/Homart, Inc.                                  --            16,506            --               --             16,506
   Property Joint Ventures                           --             4,350            --               --              4,350
   General Growth Management, Inc.                   --             3,211            --               --              3,211
                                                ---------       ---------        ---------        ---------        ---------
Income before minority interest                  (105,421)         79,782           7,884          (10,244)          77,422
   Minority interest in Operating Partnership       6,497         (22,864)           --                975 (d)      (21,889)
                                                ---------       ---------        ---------        ---------        ---------
Net Income                                        (98,924)         56,918           7,884           (9,269)          55,533
Convertible preferred stock dividends(3)          (24,469)        (24,469)           --               --            (24,469)
                                                ---------       ---------        ---------        ---------        ---------
Net income available to common stockholders     $(123,393)      $  32,449       $   7,884        $  (9,269)       $  31,064
                                                =========       =========       ==========        =========        =========
Weighted average shares
   outstanding  basic                                          32,622,665                                        32,622,665

Weighted average shares
   outstanding  diluted                                        32,839,637                                        32,839,637

Preferred Stock Dividends                          24,469          24,469                                            24,469
Dilutive Common Shares W/A                                        216,972                                           216,972

Earnings per share-basic                                          $  0.99                                           $  0.95
Earnings per share-diluted                                        $  0.99                                           $  0.95



(1) Amounts are from the statements included in the Company's Form 10-K for the year ended December 31, 1997.
(2) Amounts are from the statements included in the Company's Form 8-K/A dated November 4, 1998.
(3) Proforma earnings have been reduced by proforma dividends on the 7.25% Convertible Preferred Stock.

                        GENERAL GROWTH PROPERTIES, INC.
        NOTES TO PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
         (DOLLARS IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

 NOTE 1 PROFORMA BASIS OF PRESENTATION

This unaudited proforma condensed consolidated statement of operations is presented as if (i) the sale of CenterMark Properties, Inc. ("CenterMark") and the acquisitions made in 1997 (Market Place Mall, Century Plaza Shopping Center, Town East Mall, Southlake Mall, Eden Prairie Mall, GGP/Ivanhoe Portfolio Malls and Valley Hills Mall), (ii) the acquisitions made prior to September 15, 1998 (Southwest Plaza, Northbrook Court, Altamonte Mall, Pierre Bossier Mall, Spring Hill Mall, the MEPC Portfolio and the USPPI Portfolio - all as previously reported in the Company's Form 8-K/A dated November 4, 1998) and the Coastland Center acquisition and (iii) the Company's use of the net proceeds of the June 4, 1998 public offering of depositary shares of 7.25% Preferred Income Equity Redeemable Stock (the "Offering" or "Convertible Preferred Stock") to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1997. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such proforma statement of operations is based upon the historical information of General Growth Properties, Inc. excluding the non-recurring gain on sale of a portion of CenterMark stock and extraordinary item and the historical information of each of the above mentioned entities for the year ended December 31, 1997. The MEPC Portfolio information reflects the results of operations for the fiscal year ended September 30, 1997. This unaudited proforma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1997 nor does it purport to represent the results of operations for future periods.

 NOTE 2 ACQUISITIONS/DISPOSITIONS

On June 28, 1996, Westfield U.S. Investments, Pty. Limited exercised its option to acquire the remaining 30% of the outstanding CenterMark stock from General Growth Properties, Inc. (the "Company") in two transactions. The first payment in the amount of $87,000 was received on July 1, 1996, and the second payment in the amount of $130,500 was received on January 2, 1997. As described above, the gain on this transaction has been excluded from the continuing operations of the Company and its pro forma operations for the year ended December 31, 1997.

On March 31, 1997, the Company acquired a 100% interest in Market Place Mall for a cash purchase price of approximately $70,000 which was funded by an unsecured short-term facility. Market Place Mall is located in Champaign, Illinois.

During the second quarter of 1997, the Company also acquired a 100% ownership interest in three properties, Century Plaza Shopping Center, Southlake Mall, Eden Prairie Mall and a 50% interest in Town East Mall. Century Plaza Shopping Center located in Birmingham, Alabama was acquired on May 1, 1997 for $31,800 in
cash.   Southlake Mall was acquired on June 19, 1997, for a purchase price of
$67,000. The purchase price consisted of $45,100 of mortgage debt assumption, $11,500 (353,537 units) of newly issued Operating Partnership Units, and $10,400 in cash. Southlake Mall is located in Atlanta, Georgia. The aggregate consideration paid for Eden Prairie Center located in Minneapolis, Minnesota was $19,900. It included the assumption of a $16,800 mortgage, the payment of $1,100 in cash and the assumption of $2,000 in short-term liabilities.

On June 11, 1997, the Company acquired a 50% interest in Town East Mall, located in Mesquite, Texas for $56,500. The consideration included approximately $27,500 in cash, the assumption of approximately $27,900 of mortgage indebtedness and the assumption of $1,100 in net current liabilities.

On September l7, 1997, GGP/Ivanhoe, Inc. ("GGP/Ivanhoe") acquired the Oaks Mall in Gainesville, Florida and Westroads Mall in Omaha, Nebraska. The purchase price for the two properties was approximately $206,000 of which $125,000 was financed through property level indebtedness. The Company owns 51% of the ownership interest in GGP/Ivanhoe. Ivanhoe, Inc. of Montreal, Quebec, Canada owns the remaining 49% ownership interest in GGP/Ivanhoe.

On April 3, 1998 and May 8, 1998, the Company acquired a 100%, ownership interest in Southwest Plaza in Denver, Colorado and Northbrook Court in Northbrook, Illinois, respectively. The aggregate purchase price for Southwest Plaza and Northbrook Court was approximately $261,000.

On June 2, 1998, the Company acquired the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC") through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC Portfolio. The Company acquired the MEPC Portfolio for approximately $871,000 {less certain adjustments), approximately $830,000 of which was borrowed. After repayment of approximately $217,000 of such acquisition financing from the Offering, the MEPC Portfolio is currently secured by a 6.7% one year $550,000 loan and an approximately $63,000 one year floating rate loan bearing interest at LIBOR plus 90 basis points. The MEPC Portfolio consists of 100% ownership of eight enclosed mall shopping centers; the Apache Mall in Rochester, Minnesota, the Boulevard Mall in Las Vegas, Nevada, the Cumberland Mall in Atlanta, Georgia, the McCreless Mall in San Antonio, Texas, the Northridge Fashion Center in Northridge (Los Angeles), California, the Regency Square Mall in Jacksonville, Florida, the Riverlands Shopping Center in LaPlace, Louisiana and the Valley Plaza Mall in Bakersfield, California.

On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), a private REIT. On July 23, 1998, effective as of June 30, 1998 the Company acquired through a merger, USPPI. The Company also reached agreement with a joint venture partner pursuant to which the joint venture partner acquired 49% of the common stock acquired pursuant to the merger agreement and the Company retained the remainder of the common stock. The newly merged entity ("GGP Ivanhoe II") will continue to operate as a private REIT and will be accounted for by the Company on the equity method. The aggregate consideration paid pursuant to the merger agreement was approximately $625,000 (less certain adjustments, including a credit of approximately $64,000 for outstanding mortgage indebtedness and accrued interest thereon). GGP Ivanhoe II obtained a $392,000 interim loan bearing interest at LIBOR plus 90 basis points and due July l, 1999, and the balance of the consideration paid was represented by equity from the Company and the venture partner in proportion to their respective stock ownership. Pursuant to the purchase and venture agreements, the Company was obligated to contribute approximately $91,290 to GGP Ivanhoe II of which approximately $18,800 was contributed on June 30, 1998 and the remaining approximately $72,490 (less certain interest and other credits) was contributed in mid-July, 1998. The Company's capital contributions were
funded primarily from its line of credit facility.   GGP Ivanhoe II owns: the

Landmark Mall in Alexandria, Virginia; the Mayfair Mall and adjacent office buildings in Wauwatosa (Milwaukee), Wisconsin; the Meadows Mall in Las Vegas, Nevada; the Northgate Mall in Chattanooga, Tennessee; Oglethorpe Mall in Savannah, Georgia; and the Park City Center in Lancaster, Pennsylvania.

On July 21, 1998, the Company acquired a 100% ownership interest in the Altamonte Mall in Altamonte Springs (Orlando), Florida. The purchase price consisted of approximately $141,000 (3,683,143 units) of newly issued units of limited partnership of GGP Limited Partnership, an affiliate of the Company and approximately $28,000 in cash funded from the Company's credit facility.

On September 3, 1998, the Company acquired a 100% ownership interest in the Pierre Bossier Mall in Bossier City (Shreveport), Louisiana. The aggregate consideration paid for the Pierre Bossier Mall was approximately $52,700 (subject to prorations and certain adjustments) which was paid in the form of approximately $10,000 in cash {funded from the Company's line of credit), a new mortgage loan (obtained from an independent third party) of approximately $42,000 and the assumption of approximately $700 of existing debt. The Company had previously loaned the sellers approximately $50,000 and received an option to buy the property. In conjunction with the closing of the sale, the loan was fully repaid.

On September 15, 1998, the Company purchased 100% of the Spring Hill Mall in West Dundee (Chicago), Illinois. The aggregate consideration paid by the Operating Company for the Spring Hill Mall was approximately $124,000 consisting of approximately $32,000 in cash (through the Company's line of credit and a new 10-year fixed-rate $92,000 mortgage with an independent third party lender. The new mortgage bears interest at 6.60% per annum and provides for monthly payments of principal and interest of approximately $588.

On September 18, 1998, the Company acquired Coastland Center in Naples, Florida for approximately $114,500 in cash {subject to prorations and certain adjustments), The aggregate consideration paid was borrowed under the Company's line of credit.

 NOTE 3 PROFORMA ADJUSTMENTS

(a) Management Fees

The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc. ("GGMI"), an affiliate of the Company.

(b) Depreciation and Amortization

Depreciation and amortization is adjusted to include additional amounts related to the periods from January 1, 1997 to the dates of acquisition for the 1997 acquisitions and for the entire year of 1997 for the acquisitions made in 1998.

(c) Interest Expense

Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed approximately $127,000 of mortgage debt bearing interest at the weighted average rate of 8.50%. The Company also issued approximately $1,319,097 of secured and unsecured borrowings to fund the cash portion of the acquisitions. The proforma interest expense on new borrowings was calculated using an interest rate of 6.65% for acquisitions prior to June 30, 1998 and 6.61% for the Altamonte Mall, Pierre Bossier Mall, Spring Hill Mall, and Coastland Center acquisitions.

(d) Minority Interest

The proforma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

                         GENERAL GROWTH PROPERTIES, INC.
             PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
       (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA--UNAUDITED)

                                                                        1998
                                                Historical           Acquisitions                        June 30
                                              General Growth          Previously         Proforma        Proforma
                                              Properties, Inc.(1)       Reported        Adjustments     As Reported(2)
                                              ------------------     ------------      -----------     --------------
Total revenues                                  $ 169,065            $  69,834         $    --         $ 238,899

Expenses:
  Property operating                               57,830               25,600              --            83,430
  Management fees                                   1,860                  330               213           2,403
  Depreciation & amortization                      29,099                 --              13,874          42,973
                                                ---------            ---------         ---------       ---------
Total Expenses                                     88,789               25,930            14,087         128,806
                                                ---------            ---------         ---------       ---------
Operating Income                                   80,276               43,904           (14,087)        110,093
   Interest expense, net                          (40,971)                --             (29,729)        (70,700)
Equity in unconsolidated affiliates:
   GGP/Homart, Inc.                                 8,336                 --               --             8,336
   Property Joint Ventures                          1,634                  (69)            --             1,565
   General Growth Management, Inc.                 (9,260)               1,697             --            (7,563)
                                                ---------            ---------        ---------       ---------
Income before minority interest                    40,015               45,532          (43,816)         41,731
   Minority interest in Operating Partnership     (13,419)                --              1,926         (11,494)
                                                ---------            ---------        ---------       ---------
Net Income                                         26,596               45,532          (41,891)         30,237
Convertible preferred stock dividends(3)           (1,199)                --            (11,035)        (12,234)
                                                ---------            ---------        ---------       ---------
Net income available to common stockholders     $  25,397            $  45,532        $ (52,926)      $  18,003
                                                =========            =========        =========       =========

Weighted average shares
   outstanding - basic                         35,783,276                                            35,783,276

Weighted average shares
   outstanding - diluted                       35,996,404                                            35,996,404

Preferred Stock Dividends                           1,199                                11,035          12,234
Dilutive Common Shares-W/A                        213,128                                               213,128

Earnings per share-basic                          $  0.71                                                 $0.50
Earnings per share-diluted                        $  0.71                                                 $0.50




                                                   Coastland                         Total
                                                    Center          Proforma        Proforma
                                                  Acquisition     Adjustments       Combined
                                                  -----------     -----------     ------------
Total revenues                                    $   6,043       $    --         $ 244,942
Expenses:
  Property operating                                  1,512            --            84,942
  Management fees                                      --                50(a)        2,453
  Depreciation & amortization                          --             1,288(b)       44,261
                                                  ---------       ---------       ---------
Total Expenses                                        1,512           1,338         131,656
                                                  ---------       ---------       ---------
Operating Income                                      4,531          (1,338)        113,286
   Interest expense, net                               --            (3,784)(c)     (74,484)
Equity in unconsolidated affiliates:
   GGP/Homart, Inc.                                    --              --             8,336
   Property Joint Ventures                             --              --             1,565
   General Growth Management, Inc.                     --              --            (7,563)
                                                  ---------       ---------       ---------
Income before minority interest                       4,531          (5,122)         41,140
   Minority interest in Operating Partnership          --               230(d)      (11,264)
                                                  ---------       ---------       ---------
Net Income                                            4,531          (4,892)         29,876
Convertible preferred stock dividends(3)               --              --           (12,234)
                                                  ---------       ---------       ---------
Net income available to common stockholders       $   4,531       $  (4,892)      $  17,642
                                                  =========       =========       =========



Weighted average shares                                                          35,783,276
   outstanding - basic

Weighted average shares
   outstanding - diluted                                                         35,996,404

Preferred Stock Dividends                                                            12,234
Dilutive Common Shares-W/A                                                          213,128

Earnings per share-basic                                                             $ 0.49
Earnings per share-diluted                                                           $ 0.49




(1) Amounts are from the statements included in the Company's Form 10-Q for the quarter ended June 30, 1998.
(2) Amounts are from the statements included in the Company's Form 8-K/A dated November 4, 1998.
(3) Proforma earnings have been reduced by proforma dividends on the 7.25% Convertible Preferred Stock.

                        GENERAL GROWTH PROPERTIES, INC.
        NOTES TO PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
         (DOLLARS IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE AMOUNTS)

NOTE 1 PROFORMA BASIS OF PRESENTATION

This unaudited proforma condensed consolidated statement of operations is presented as if (i) the acquisitions made prior to September 15, 1998 (Southwest Plaza, Northbrook Court, Altamonte Mall, Pierre Bossier Mall, Spring Hill Mall, the MEPC Portfolio and the USPPI Portfolio - all as previously reported in the Company's Form 8-K/A dated November 4, 1998) and the Coastland Center acquisition and (ii) the Company's use of the net proceeds of the June 4, 1998 public offering of depositary shares of 7.25% Preferred Income Equity Redeemable Stock (the "Offering" or "Convertible Preferred Stock") to fund the acquisitions and for other working capital purposes, had all occurred on January l, 1998. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such proforma statement of operations is based upon the historical information of General Growth Properties, Inc. and the historical information of each of the above mentioned entities for the six months ended June 30, 1998. This unaudited proforma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January l, 1998 nor does it purport to represent the results of operations for future periods.

NOTE 2 ACQUISITIONS

On April 3, 1998 and May 8, 1998, the Company acquired a 100% ownership interest in Southwest Plaza in Denver, Colorado and Northbrook Court in Northbrook, Illinois, respectively. The aggregate purchase price for Southwest Plaza and Northbrook Court was approximately $261,000.

On June 2, 1998 the Company acquired the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC") through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC Portfolio. The Company acquired the MEPC Portfolio for approximately $871,000 (less certain adjustments), approximately $830,000 of which was borrowed. After repayment of approximately $217,000 of such acquisition financing from the Offering, the MEPC Portfolio is currently secured by a 6.7% one year $550,000 loan and an approximately $63,000 one year floating rate loan bearing interest at LIBOR plus 90 basis points. The MEPC Portfolio consists of 100% ownership of eight enclosed mall shopping centers: the Apache Mall in Rochester, Minnesota, the Boulevard Mall in Las Vegas, Nevada, the Cumberland Mall in Atlanta, Georgia, the McCreless Mall in San Antonio, Texas, the Northridge Fashion Center in Northridge (Los Angeles), California, the Regency Square Mall in Jacksonville, Florida, the Riverlands Shopping Center in LaPlace, Louisiana and the Valley Plaza Mall in Bakersfield, California.

On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), a private REIT. On July 23, 1998, effective as of June 30, 1998, the Company acquired through a merger, USPPI. The Company also reached agreement with a joint venture partner pursuant to which the joint venture partner acquired 49% of the common stock acquired pursuant to the merger agreement and the Company retained the remainder of the common stock. The newly merged entity ("GOP Ivanhoe II") will continue to operate as a private REIT and will be accounted for by the Company on the equity method. The aggregate consideration paid pursuant to the merger agreement was approximately $625,000 (less certain adjustments, including a credit of approximately $64,000 for outstanding mortgage indebtedness and accrued interest thereon). GGP Ivanhoe II obtained a $392,000 interim loan bearing interest at LIBOR plus 90 basis points and due July 1, 1999, and the balance of the consideration paid was represented by equity from the Company and the venture partner in proportion to their respective stock ownership. Pursuant to the purchase and venture agreements, the Company was obligated to contribute approximately $91,290 to GGP Ivanhoe II of which approximately $18,800 was contributed on June 30, 1998 and the remaining approximately $72,490 (less certain interest and other credits) was contributed in mid-July, 1998. The Company's capital contributions were funded primarily from its line of credit facility as described in Note 6. GGP Ivanhoe II owns: the Landmark Mall in Alexandria, Virginia; the Mayfair Mall and adjacent office buildings in Wauwatosa (Milwaukee), Wisconsin; the Meadows Mall in Las Vegas, Nevada; the Northgate Mall in Chattanooga, Tennessee; Oglethorpe Mall in Savannah, Georgia; and the Park City Center in Lancaster, Pennsylvania.

On July 21, 1998 the Company acquired a 100% ownership interest in the Altamonte Mall in Altamonte Springs (Orlando), Florida. The purchase price consisted of approximately $141,000 (3,683,143 units) of newly issued units of limited partnership of GGP Limited Partnership, an affiliate of the Company and approximately $28,000 in cash funded from the Company's credit facility.

On September 3, 1998, the Company acquired a 100% ownership interest in the Pierre Bossier Mall in Bossier City (Shreveport), Louisiana. The aggregate consideration paid for the Pierre Bossier Mall was approximately $52,700 (subject to prorations and certain adjustments) which was paid in the form of approximately $10,000 in cash (funded from the Company's line of credit), a new mortgage loan (obtained from an independent third party) of approximately $42,000 and the assumption of approximately $700 of existing debt. The Company had previously loaned the sellers approximately $50,000 and received an option to buy the property. In conjunction with the closing of the sale, the loan was fully repaid.

On September 15, 1998, the Company purchased 100% of the Spring Hill Mall in west Dundee (Chicago), Illinois, The aggregate consideration paid by the Operating Company for the Spring Hill Mall was approximately $124,000 consisting of approximately $32,000 in cash (through the Company's line of credit and a new 10-year fixed-rate $92,000 mortgage with an independent third party lender. The new mortgage bears interest at 6.60% per annum and provides for monthly payments of principal and interest of approximately $588.

On September 18, 1998, the Company acquired Coastland Center in Naples, Florida for approximately $114,500 in cash (subject to prorations and certain adjustments). The aggregate consideration paid was borrowed under the Company's line of credit.

NOTE 3 PROFORMA ADJUSTMENTS

(a) Management Fees

The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc.

(b) Depreciation and Amortization

Depreciation and amortization is adjusted to include additional amounts related to the months ended June 30, 1998 for the acquisitions made in 1998.

(c) Interest Expense

Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed approximately $49,778 of mortgage debt bearing interest at the weighted average rate of 8.50%. The Company also issued approximately $1,134,000 of secured and unsecured borrowings to fund the cash portion of the acquisitions. The proforma interest expense on new borrowings was calculated using an interest rate of 6.65% for acquisitions prior to June 30, 1998 and 6.61% for the Altamonte Mall, Pierre Bossier Mall, Spring Hill Mall and Coastland Center acquisitions.

(d) Minority Interest

The proforma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

                         GENERAL GROWTH PROPERTIES, INC.

                  PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998
                        (DOLLARS IN THOUSANDS--UNAUDITED)


                                             HISTORICAL
                                               GENERAL     PREVIOUSLY
                                               GROWTH       REPORTED       PREVIOUSLY    COASTLAND
                                             PROPERTIES,    PROFORMA        REPORTED      CENTER           PROFORMA       REVISED
                                                INC.(1)    ADJUSTMENTS      PROFORMA(2)  ACQUISTION       ADUSTMENTS      PROFORMA
                                            -----------    -----------     ----------    ----------       ----------    -----------
ASSETS
------
Investment in real estate
  Land                                      $   312,452    $    34,584     $   347,036   $    11,450          $   0     $   358,486
  Buildings and equipment                     2,657,295        311,256       2,968,551       103,050             --       3,071,601

  Less accumulated depreciation                (259,214)          --          (259,214)         --               --        (259,214)
  Developments in progress                      102,569           --           102,569          --               --         102,569
                                            -----------    -----------     -----------   -----------          ------    -----------
     Net property and equipment               2,813,102        345,840       3,158,942       114,500                      3,273,442
  Investment in GGP/Homart                      205,221           --           205,221          --               --         205,221
  Investment in Property Joint Ventures         108,915           --           108,915          --               --         108,915
                                            -----------    -----------     -----------   -----------          ------    -----------
  Net investment in real estate               3,127,238        345,840       3,473,078       114,500             --       3,587,578
  Cash and cash equivalents                      29,913           --            29,913          --               --          29,913
  Tenant accounts receivable, net                41,913           --            41,913          --               --          41,913
   Deferred expenses, net                        51,960           --            51,960          --               --          51,960
   Investment in and note receivable
      from GGMI                                  83,725           --            83,725          --               --          83,725
Mortgage note receivable                         50,061           --            50,061          --               --          50,061
Prepaid expenses and other assets                10,079           --            10,079          --               --          10,079
                                            -----------    -----------     -----------   -----------          ------    -----------
      Total Assets                          $ 3,394,889    $   345,840     $ 3,740,729     $ 114,500          $   0     $ 3,855,229
                                            ===========    ===========     ===========     =========          ------    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Mortgage notes and other debt payable       $ 2,140,895    $   204,840     $ 2,345,735     $ 114,500          $   0     $ 2,460,235
Distributions payable                            25,860           --            25,860          --               --          25,860
Accounts payable and accrued expenses           138,690           --           138,690          --               --         138,690
                                            -----------    -----------     -----------     ---------          ------   -----------
      Total Liabilities                       2,305,445        204,840       2,510,285       114,500             --       2,624,785

Minority interest in Operating Partnership      262,519         84,507         347,026          --               --         347,026
Commitments and Contingencies
Convertible preferred stock                     337,500           --           337,500          --               --         337,500

Stockholder's equity
   Common stock                                   3,590           --             3,590          --               --           3,590
   Additional paid-in capital                   738,352         56,493         794,845          --               --         794,845
   Retained earnings (deficit)                 (249,477)          --          (249,477)         --               --        (249,477)
   Note receivable - common stock                (3,040)          --            (3,040)         --               --          (3,040)
                                            -----------    -----------     -----------     ----------         ------    -----------
      Total stockholders' equity                489,425         56,493         545,918          --               --         545,918
                                            -----------    -----------     -----------     ----------         ------    -----------
Total Liabilities and Equity                $ 3,394,889    $   345,840     $ 3,740,729     $  114,500         $   0     $ 3,855,229
                                            ===========    ===========     ===========     ==========         ======    ===========

(1) Amounts are from the statements included in the Company's Form 10-Q for the quarter ended June 30, 1998.

(2) Amounts are from the statements included in the Company's Form 8-K/A dated November 4, 1998.


      The accompanying note is an integral part of the Proforma Condensed
                          Consolidated Balance Sheet.

                         GENERAL GROWTH PROPERTIES, INC.
                  PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  June 30, 1998
               (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

NOTE 1 PROFORMA BASIS OF PRESENTATION

This unaudited condensed consolidated balance sheet is presented as if the acquisition of Coastland Center had occurred on June 30, 1998. In management's opinion, all adjustments necessary to reflect this transaction have been included.